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                                 JONES & KELLER
                                Attorneys At Law
                           A Professional Corporation
                                  1625 Broadway
                                   Suite 1600
                                Denver, Colorado
                                                        Telephone (303) 573-1600
                                                       Telecopier (303) 825-8537


                                  June 10, 1996


Tipperary Corporation
633 Seventeenth Street, Suite 1550
Denver, Colorado  80202

Gentlemen:

     We have acted as counsel for Tipperary Corporation (the "Company") in connection with a Registration Statement on Form S-3, filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement relates to the proposed public offer and sale of up to 1,400,000 shares of outstanding Common Stock, $.02 par value (the "Shares"), held by the Acorn Fund and the Heartland Small Cap Contrarian Fund. The Registration Statement and exhibits thereto filed with the Securities and Exchange Commission under such Act are referred to herein as the "Registration Statement."

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     We have examined the Articles of Incorporation, as amended, of the Company as filed with the Texas Secretary of State, the Bylaws of the Company, and the minutes of meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Texas, and a copy of the Registration Statement.

     Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that the Shares have been legally issued, and are fully paid and non-assessable.


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Tipperary Corporation
June 10, 1996
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ Jones & Keller, P.C.

                                   JONES & KELLER, P.C.